         AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 28, 1997
                                                       REGISTRATION NO. 33-

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                              BELL INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

     CALIFORNIA                                              95-2039211
  (State of Incorporation)                               (I.R.S. Employer
                                                       Identification Number)

           2201 E. El Segundo Boulevard, El Segundo, California 90245
                     (Address of Principal Executive Office)

                Bell Industries, Inc. Deferred Compensation Plan
                            (Full Title of the Plan)


                                TRACY A. EDWARDS
                               Vice President and
                             Chief Financial Officer
                              Bell Industries, Inc.
                          2201 E. El Segundo Boulevard
                          El Segundo, California 90245
                                 (310) 563-2300
               (Name, Address and Telephone Number, Including Area
                    Code, of Registrant's Agent for Service)

                                    Copy to:
                               JOHN J. COST, ESQ.
                               Irell & Manella LLP
                              333 South Hope Street
                                   Suite 3300
                       Los Angeles, California 90071-3042
                                 (213) 620-1555


                         CALCULATION OF REGISTRATION FEE

                                                                         Proposed             Proposed
                                                                         Maximum               Maximum
                  Title of                       Amount to be         Offering Price          Aggregate          Amount of
         Securities to be Registered            Registered(1)          Per Share(2)        Offering Price     Registration Fee

      Deferred Compensation Obligations           $10,000,000              100%              $10,000,000          $3030.00

(1) The Deferred Compensation Obligations are unsecured obligations of Bell Industries, Inc. to pay deferred compensation in the future in accordance with the terms of the Bell Industries, Inc. Deferred Compensation Plan.

(2) Pursuant to Rule 457(h), estimated solely for the purpose of calculating the registration fee.


                               PAGE 1 OF 28 PAGES
                             INDEX APPEARS AT PAGE 9

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

         *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed in (a) and (b) below are incorporated by reference in this Registration Statement on Form S-8. In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

         (a) Registrant's Annual Report on Form 10-K for the year ended December 31, 1996; and

         (b) Registrant's Quarterly Report on Form 10-Q for the three month period ended June 30, 1997.

         Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Under the Bell Industries, Inc. Deferred Compensation Plan (the "Deferred Compensation Plan"), the Registrant will provide a select group of management and highly compensated employees and officers (the "Deferred Compensation Employees") the opportunity to enter into agreements for the deferral of a specified percentage of their cash compensation. The obligations of the Registrant under such agreements (the "Deferred Compensation Obligations") will be unsecured general obligations of the Registrant to pay the deferred compensation in the future in accordance with the terms of the Deferred Compensation Plan and will rank pari passu with other unsecured and unsubordinated indebtedness of the Registrant from time to time outstanding.

         To participate in the Deferred Compensation Plan in a particular year, the Deferred Compensation Employee must enroll in the Deferred Compensation Plan and select the percentage of deferral before the beginning of that calendar year. The amount of compensation to be deferred by each participating employee ("Deferred Compensation Participant") will be determined in accordance with the Deferred Compensation Plan based on election by the employee. Deferred Compensation Participants may elect to defer any percentage of their salary or commissions, so long as such percentage exceeds one percent (1%) annually. Deferred Compensation Participants may also elect to defer from their bonus, if applicable, as long as the minimum amount deferred is one percent (1%) of their annual bonus.

         The Deferred Compensation Obligations will be indexed to one or more investment accounts, which will be individually chosen by each Deferred Compensation Participant from a list of investment accounts (currently eighteen selections). Each Deferred Compensation Participant's deferred compensation account will be adjusted to reflect the investment performance of the selected investment accounts, including any appreciation or depreciation. Gains or losses are posted to the Deferred Compensation Participant's account at the end of every quarter. The investment accounts are for bookkeeping purposes only and the Registrant is not obligated to invest the deferred compensation in the investment accounts specified by the Deferred Compensation Participants.

         A committee (the "Deferred Compensation Plan Committee") shall be appointed by the Board of Directors of the Registrant and shall be charged with the general administration of the Deferred Compensation Plan and the Deferred Compensation Obligations. The Deferred Compensation Obligations are not convertible into another security of the Registrant. The Deferred Compensation Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of the Registrant. No trustee has been appointed having the authority to take action with respect to the Deferred Compensation Obligations and each Deferred Compensation Participant will be responsible for acting independently with respect to, among other things, the giving of notices, responding to any requests for consents, waivers or amendments pertaining to the Deferred Compensation Obligations, enforcing covenants and taking action upon a default.

         The Deferred Compensation Plan permits the Registrant, in the discretion of the Deferred Compensation Plan Committee, to make a deemed contribution (a "Corporate Contribution") to the Deferred Compensation Plan on behalf of a Deferred Compensation Participant, which will be treated in essentially the same manner as if the contribution had been made by the Deferred Compensation Participant, except that the Deferred Compensation Participant's interest in the Corporate Contribution is subject to a vesting schedule. The Registrant has no present intention of making any such contributions.

         The Deferred Compensation Obligations will be distributed by the Registrant in accordance with the terms of the Deferred Compensation Plan and upon the following circumstances: upon termination of employment, death or long term disability, termination of the Deferred Compensation Plan, or upon the occurrence of certain hardship circumstances as determined by the Deferred Compensation Plan Committee of the Registrant.

         A Deferred Compensation Participant's right or the right of any other person to the Deferred Compensation Obligations cannot be assigned, alienated, sold, garnished, transferred, pledged or encumbered.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 317 of the California Corporations Code (the "CCL") allows each corporation incorporated thereunder, such as Registrant, the power to indemnify its directors and officers against liabilities for certain of their acts.
Section 309(c) of the CCL permits a provision in the articles of incorporation eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. Registrant's articles of incorporation contain such a provision.

         Article Five of Registrant's Bylaws provides that each person who is or was a director or officer of Registrant shall be indemnified by Registrant as a right to the full extent permitted by the CCL. Registrant has also entered into indemnity agreements with its directors and executive officers. These agreements provide for indemnification of such individuals in cases where indemnification might not otherwise be available. Registrant has obtained directors' and officers' liability insurance which protect such directors and officers against certain liabilities which may arise from the performance of their respective duties.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.


         4.1      Bell Industries, Inc. Deferred Compensation Plan

         4.2 Registrant's Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Registrant's Form 8-B dated March 22, 1995, as amended)

         4.3 Registrant's Bylaws (incorporated by reference to Exhibit 3.2 to Registrant's Form 8-B dated March 22, 1995, as amended)

         5 Opinion of Irell & Manella LLP as to the legality of the Deferred Compensation Obligations being registered

         23.1     Consent of Independent Accountants

         23.2     Consent of Irell & Manella LLP (included in Exhibit 5)

         24 Powers of Attorney (included on the signature page of this Registration Statement

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      to include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Registrant pursuant to Section 13 or
                  Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 27th day of August 1997.


                                  BELL INDUSTRIES, INC.
                                  a California corporation



                                  By:/s/ Tracy A. Edwards
                                     -------------------------------------------
                                     Tracy A. Edwards
                                     Vice President and Chief Financial Officer





                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Tracy A. Edwards and John J. Cost, or either of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including without limitation post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, lawfully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that either of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



        Signature                                Title                                  Date
        ---------                                -----                                  ----

/s/ Theodore Williams                Chairman of the Board                          August 28, 1997
---------------------------          and Chief Executive Officer
Theodore Williams                    (principal executive officer)


/s/ Tracy A. Edwards                 Vice President and Chief                       August 28, 1997
---------------------------          Financial Officer (principal
Tracy A. Edwards                     financial and accounting officer)


/s/ Gordon M. Graham                 Director and President and Chief               August 28, 1997
---------------------------          Operating Officer
Gordon M. Graham


/s/ John J. Cost                     Director and Secretary                         August 28, 1997
---------------------------
John J. Cost



                                     Director                                       August___, 1997
---------------------------
Anthony L. Craig



/s/ Milton Rosenberg                 Director                                       August 28, 1997
---------------------------
Milton Rosenberg



/s/ Charles S. Troy                  Director                                       August 28, 1997
---------------------------
Charles S. Troy



                                     Director                                       August___, 1997
---------------------------
Herbert Davidson

                                  EXHIBIT INDEX


                                                                        Sequentially
Exhibit     Description                                                 Numbered Page
-------     -----------                                                 -------------



4.1         Bell Industries, Inc. Deferred Compensation Plan                 10

4.2         Registrant's Articles of Incorporation (incorporated by          --
            reference to Exhibit 3.1 to Registrant's Form 8-B dated
            March 22, 1995, as amended)

4.3         Registrant's Bylaws (incorporated by reference to                --
            Exhibit 3.2 to Registrant's Form 8-B dated March 22,
            1995, as amended)

5           Opinion of Irell & Manella LLP as to the legality of the         25
            Deferred Compensation Obligations being registered

23.1        Consent of Independent Accountants                               27

23.2        Consent of Irell & Manella LLP (included in Exhibit 5)           --

24          Powers of Attorney (included on the signature page of            --
            this Registration Statement)